Exhibit 10.1

PURCHASE AGREEMENT

March 8, 2018

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
As Representative of the Initial Purchasers
One Bryant Park New York, New York 10036

Ladies and Gentlemen:

Introductory.  CSI Compressco LP, a Delaware limited partnership (the “Partnership”), and CSI Compressco Finance Inc., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), propose to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and the other several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $350,000,000 aggregate principal amount of the Issuers’ 7.500% Senior Secured First Lien Notes due 2025 (the “Notes”).  Merrill Lynch has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale (the “Offering”) of the Notes and the Guarantees (as defined below).

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of the Closing Date (as defined in Section 2 hereof) (the “Indenture”), among the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).  The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a letter of representations, to be dated on or before the Closing Date (the “DTC Agreement”), from the Issuers to the Depositary.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Partnership formed or acquired after the Closing Date that guarantees the Notes in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees of the Notes to be included in the Indenture (the “Guarantees”).  The Notes and the Guarantees related thereto are herein collectively referred to as the “Securities”; and the Issuers and the Guarantors are herein collectively referred to the “Obligors.”

The issuance and sale of the Notes, the issuance of the Guarantees, the entry by the Issuers and the Guarantors into the Securities Documents (as defined below) and the repayment in full of borrowings under the Partnership’s existing credit agreement (the “Existing Credit Agreement”) as described in the Pricing Disclosure Package (as defined below) and the payment of transaction costs are referred to herein collectively, as the “Transactions.”

The Obligors have agreed to secure the Notes by granting to U.S. Bank National Association in its capacity as the collateral trustee (in such capacity, the “Collateral Trustee”) for the benefit of the holders of the Notes a perfected first-priority lien (subject to Permitted Liens, as such term is defined in the Indenture) in the Collateral (as such term is defined in that certain Security Agreement, dated as of the Closing Date, by and among the Grantors (as defined therein) and the Trustee (the “Security Agreement”)) as required pursuant to the Indenture and other security instruments and documents as are necessary to create and perfect the liens and security interests contemplated by the Indenture, including, without limitation, the Security Agreement and a collateral trust and intercreditor agreement dated as of the Closing Date by and among the Obligors and the Collateral Trustee (the “Collateral Trust Agreement”) (the foregoing documents and, along with the Security Agreement and the Collateral Trust Agreement, collectively referred to herein as the “Security Documents”).

This Agreement, the DTC Agreement, the Securities, the Security Documents and the Indenture are referred to herein as the “Transaction Documents.”

The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”).  The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the SEC promulgated thereunder), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that the Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Issuers have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated March 5, 2018 (the “Preliminary Offering Memorandum”), and have prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated March 8, 2018, in the form attached hereto as Annex I (the “Pricing Supplement”), describing the terms of the Securities, each for use by each Initial Purchaser in connection with its solicitation of offers to purchase the Securities.  The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.”  Promptly after this Agreement is executed and delivered, the Issuers will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the SEC promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

Each Obligor hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1.Representations and Warranties.  Each of the Obligors, jointly and severally, hereby represents and warrants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)No Registration Required.  Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 2(d) hereof and subject to compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act.

(b)No Integration of Offerings or General Solicitation.  None of the Obligors, their affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Obligors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell in the United States or to any United States citizen or resident, any security that is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Obligors, their Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Obligors make no representation or warranty) has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2).  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Obligors, their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Obligors make no representation or warranty) has engaged in any directed selling efforts within the meaning of Regulation S and (ii) each of the Obligors, their Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Obligors make no representation or warranty) has complied with the offering restrictions set forth in Regulation S.

(c)Eligibility for Resale under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)The Pricing Disclosure Package and Final Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a) hereof, as applicable) as of the Closing Date, contains or will contain an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuers in writing by or on behalf of any Initial Purchaser expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be.  The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A.  The Obligors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e)Additional Written Communications.  The Obligors have not prepared, made, used, authorized, approved or distributed any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a) hereof.  Each such communication by the Obligors or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, an “Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Additional Written Communication made in reliance upon and in conformity with information furnished to the Issuers in writing by or on behalf of any Initial Purchaser expressly for use in any Additional Written Communication.

(f)Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum at the time they were or hereafter are filed with the SEC (collectively, the “Incorporated Documents”) complied or will comply (as applicable) in all material respects with the requirements of the Exchange Act.

(g)The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Obligors that is a party thereto.

(h)The DTC Agreement.  The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Issuers, enforceable against the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i)Authorization of the Securities.  The Notes to be purchased by the Initial Purchasers from the Issuers will, on the Closing Date, be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture, and when duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and paid for as provided herein, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.  The Guarantees of the Notes on the Closing Date have been duly authorized for issuance by the Guarantors and, when the Notes have been duly executed and authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor as provided herein, the Guarantees of the Notes will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(j)Authorization of the Indenture.  The Indenture has been duly authorized and, on the Closing Date, will have been duly executed and delivered by the Obligors and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Obligors that are parties thereto, enforceable against such Obligors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k)Description of the Transaction Documents.  The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(l)No Material Adverse Change.  Except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum (in each case, exclusive of any amendment or supplement thereto subsequent to the date of this Agreement), subsequent to the date of the latest audited financial statements of the Partnership included in the Pricing Disclosure Package and the Offering Memorandum (in each case, exclusive of any amendment or supplement thereto subsequent to the date of this Agreement):  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, regardless of whether arising from transactions in the ordinary course of business, of the Partnership and its subsidiaries, considered as a single enterprise (any such change, a “Material Adverse Change”); (ii) the Partnership and its subsidiaries, considered as a single enterprise, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Partnership or, except for dividends paid to the Partnership or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Partnership or any of its subsidiaries of any class of capital stock.

(m)Independent Accountants.  Ernst & Young LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Partnership included in the Offering Memorandum, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(n)Preparation of the Financial Statements.  The historical consolidated financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Memorandum present fairly in all material respects the financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The summary consolidated historical financial data set forth in the Offering Memorandum under the captions “Summary—Summary Consolidated Historical Financial Information” and “Selected Consolidated Historical Financial Information” present fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum.  The statistical and market‑related data and forward looking statements included in the Offering Memorandum are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. All disclosure contained in the Offering Memorandum, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) complies in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(o)Formation and Good Standing of the Partnership and its Subsidiaries.  Each of the Partnership and its subsidiaries has been duly formed, organized or incorporated, as applicable, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of the jurisdiction of its formation, organization or incorporation, as applicable, and has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under each of the Transaction Documents to which it is a party.  Each of the Partnership and its subsidiaries is duly qualified as a foreign limited partnership, limited liability company or corporation, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing or equivalent status would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.  All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except as such non-assessability may be limited by the limited partnership, limited liability company, corporation or business entities statute or act, as applicable, of the jurisdiction of formation, organization or incorporation, as applicable, of such subsidiary) and is owned by the Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than those arising under the Existing Credit Agreement, and except as otherwise disclosed in the Offering Memorandum.  The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Partnership’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 and Finance Corp.

(p)Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  None of the Partnership or any of its subsidiaries is (i) in violation of its certificate of limited partnership, certificate of formation, certificate of incorporation, charter, limited partnership agreement, limited liability company agreement, operating agreement, bylaws or other governing document, as applicable (the “Organizational Documents”) or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, lease or other instrument to which the Partnership or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Partnership’s existing credit facilities as described in the Pricing Disclosure Package), or to which any of the property or assets of the Partnership or any of its subsidiaries is subject, in each case, that are material with respect to the Partnership and its subsidiaries, taken as a single enterprise (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.  The execution, delivery and performance of the Transaction Documents by the Obligors party thereto and the consummation of the transactions contemplated thereby (including the issuance and sale of the Securities and the use of proceeds from the sale of Securities as described in the Offering Memorandum under the caption “Use of Proceeds”) (i) will not result in any violation of the Organizational

Documents of the Obligors, (ii) except as disclosed in the Offering Memorandum, will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change and (iii) will not result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Partnership or any of its subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.  Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 2 hereof and subject to compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by the Obligors to the extent a party thereto, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except as (1) expressly contemplated by this Agreement, (2) such as have been obtained or made by the Obligors and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States, (3) such as may be required by the securities laws of the several states of the United States, (4) the filings that may be required to terminate liens or security interests securing existing indebtedness to be paid off in connection with the Transactions as contemplated by the Transaction Documents or the Offering Memorandum and (5) the filings that may be required to perfect liens or security interests granted in connection with the Transactions as contemplated by the Transaction Documents or the Offering Memorandum.  As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership or any of its subsidiaries.

(q)No Material Actions or Proceedings.  Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Partnership and the Guarantors, threatened (i) against or affecting the Partnership or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Partnership or any of its subsidiaries where such action, suit or proceeding, if determined adversely to the Partnership or such subsidiary, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.  Except as otherwise disclosed in the Offering Memorandum, no material labor dispute with the employees of the Partnership or any of its subsidiaries exists or, to the best of the knowledge of the Partnership, is threatened or imminent.

(r)Intellectual Property Rights.  Except as otherwise disclosed in the Offering Memorandum, the Partnership and its subsidiaries own or possess adequate right to use all material trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted in all material respects.  Neither the Partnership nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(s)All Necessary Permits, etc.  Except as otherwise disclosed in the Offering Memorandum, each of the Partnership and its subsidiaries possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary under applicable law to own, lease and operate its properties and to conduct its businesses, except where the failure to obtain such certificates, authorizations or permits would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.  Neither the Partnership nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, which if the subject of an unfavorable decision, ruling or finding, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(t)Title to Properties.  Except as otherwise disclosed in the Offering Memorandum, the Partnership and each of its subsidiaries has good and marketable title to all the real property (exclusive of easements, rights of way and other similar instruments) and the personal property reflected as owned in the financial statements referred to in Section 1(n) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) as disclosed in the Offering Memorandum, (ii) as exist pursuant to the Existing Credit Agreement, (iii) liens for real property taxes, assessments and other governmental charges that are not delinquencies or that are currently being contested in good faith by appropriate proceedings and (iv) such as do not materially interfere with the use made or proposed to be made of such property by the Partnership or such subsidiary and would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.  The real property, improvements, equipment and personal property held under lease by the Partnership or any subsidiary are held under valid and enforceable leases, with such exceptions to validity and enforceability as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(u)Tax Law Compliance.  The Partnership and its subsidiaries that are required to do so have filed (or have obtained an extension with respect to) all federal, state, local and foreign tax returns (other than certain state and local tax returns as to which the failure to file would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change) and have paid all taxes required to be paid and due pursuant to each such return and, if due and payable, any related or similar assessment, fine or penalty levied against any of the Partnership or its subsidiaries, in each case other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP or (ii) which, if not paid, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(v)Investment Company.  None of the Obligors is, or after receipt of payment for the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Offering Memorandum will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w)Insurance.  The Obligors maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses.  All such insurance is outstanding and duly in force on the Closing Date.

(x)No Price Stabilization or Manipulation.  None of the Obligors has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(y)Solvency.  Each of the Obligors is, and immediately after the Closing Date, after giving effect to the Transactions, will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(z)Compliance with Sarbanes-Oxley.  The Partnership, CSI Compressco GP Inc., a Delaware corporation and the sole general partner of the Partnership (the “General Partner”), and the General Partner’s officers and directors, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the SEC promulgated thereunder).

(aa)Accounting System.  The Partnership maintains a system of accounting controls that is sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and are prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(bb)Disclosure Controls and Procedures.  The Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures (i) are designed to provide reasonable assurance that material information relating to the Partnership and its subsidiaries is made known to the chief executive officer and chief financial officer of the General Partner as appropriate by others within the General Partner, the Partnership or its subsidiaries and (ii) are effective in all material respects to perform the functions for which they are established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of:  (x) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize, and report financial data; and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(cc)Regulations T, U and X.  None of the Obligors nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities or the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Offering Memorandum to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(dd)Compliance with and Liability Under Environmental Laws.  Except as otherwise disclosed in the Offering Memorandum or as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change:  (i) each of the Partnership and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws (as defined below), which compliance includes, without limitation, having obtained and being in material compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Partnership or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Partnership nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Partnership or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Partnership has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Partnership or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the Partnership’s knowledge, threatened against the Partnership or any of its subsidiaries other than such claims, actions, causes of action, investigations and notices regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed; (iv) other than in the ordinary course of business, neither the Partnership nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law other than such investigations, responses or other corrective actions regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed; and (v) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release (as defined below) or threatened Release of any Materials of Environmental Concern (as defined below), that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Partnership or any of its subsidiaries, including without limitation, any such liability which the Partnership or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (x) the Release or threatened Release of Materials of Environmental Concern; and (y) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern.  “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law.  “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(ee)Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, the Partnership conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Partnership and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review and the amount of its established reserves, the Partnership has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(ff)ERISA Compliance.  Except as otherwise disclosed in the Offering Memorandum, the Partnership and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Partnership, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA, except for where any failure to comply would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.  “ERISA Affiliate” means, with respect to the Partnership or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Internal Revenue Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Partnership or such subsidiary is a member.  No “reportable event” (as defined under ERISA but excluding any event for which the 30-day notice period is waived) has occurred that has not been timely reported or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates.  No “employer pension benefit plan” (as defined under ERISA) established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates, if such “employer pension benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Neither the Partnership, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change under either (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employer pension benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code.  Each “employer pension benefit plan” established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Internal Revenue Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(gg)Compliance with Labor Laws.  Except as otherwise disclosed in the Offering Memorandum or as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Partnership, threatened against the Partnership or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the knowledge of the Partnership, threatened, against the Partnership or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Partnership, threatened against the Partnership or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Partnership or any of its subsidiaries and, to the knowledge of the Partnership, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(hh)Related Party Transactions.  No relationship, direct or indirect, exists between any of the Partnership or its Affiliates, on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the Partnership or its Affiliates, on the other hand, that is required by the Securities Act to be disclosed in a registration statement on Form S-1 to be filed with the SEC and that is not so disclosed in the Offering Memorandum.  There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Obligors or their Affiliates to or for the benefit of any of the officers or directors of the Obligors or their Affiliates or any of their respective family members.

(ii)No Unlawful Contributions or Other Payments.  Neither the Partnership nor any of its subsidiaries nor any director or officer of the foregoing entities, or, to the knowledge of the Partnership, any agent, employee or affiliate of the Partnership or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977 (as amended, the “FCPA,” which term, as used herein, includes the rules and regulations thereunder), the U.K. Bribery Act of 2010, as amended, and the rules and regulations thereunder (the “U.K. Bribery Act”) or any other applicable anti-bribery or anti-corruption laws) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the U.K. Bribery Act or any other applicable anti-bribery or anticorruption laws and the Partnership, its subsidiaries and, to the knowledge of the Partnership, their Affiliates have conducted their businesses in compliance with the FCPA and the U.K. Bribery Act and any other applicable anti-bribery or anti-corruption laws and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj)No Conflict with Money Laundering Laws.  The operations of the Partnership and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(kk)No Conflict with Sanctions Laws.  Neither the Partnership nor any of its subsidiaries nor any director or officer of the foregoing entities, or, to the knowledge of the Partnership, any agent, employee or affiliate of the Partnership or any of its subsidiaries is currently subject to any U.S. sanctions administered or enforced by the United States Government, including, without limitation by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Partnership or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions. The Obligors will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Cuba, Iran, North Korea, Syria and Crimea or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of any U.S. sanctions administered by OFAC.  The Partnership and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in any dealings or transactions with any Person or in any country or territory that is the subject or target of Sanctions.

(ll) [Reserved].

(mm) Regulation S.  The Obligors and their respective Affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Obligors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902.  The Partnership is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

(nn)Capitalization.  The Partnership’s capitalization is as set forth under the caption “Capitalization” in the Offering Memorandum.

(oo)MLP Status.  The Partnership is properly treated as a partnership for United States federal income tax purposes and has, for each taxable year beginning after December 31, 2010 during which the Partnership was in existence, met the gross income requirements of Section 7704(c)(2) of the Code.

(pp)[Reserved].

(qq)Security Documents.  Each of the Security Documents has been duly authorized by the Obligors and, when executed and delivered by such Obligors, will (assuming the due authorization, execution and delivery in accordance with its terms by each of the other parties thereto) constitute a legally valid and binding agreement of the Obligors, enforceable against each of the Obligors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.  The Security Documents, when executed and delivered in connection with the sale of the Securities, will create in favor of the Collateral Trustee for the benefit of itself, the Trustee, the holders of the Notes and the other secured parties, valid and enforceable security interest in and liens on the Collateral and, upon the filing of Uniform Commercial Code financing statements in the applicable United States jurisdictions and the taking of the other actions, in each case as further described in the Security Documents, the security interests in and liens on the rights, title and interest of the Obligors in such Collateral will be perfected security interests and liens, superior to and prior to the liens of all third persons other than the Permitted Liens or as otherwise provided in the relevant Security Document.

Any certificate signed by an officer of an Obligor and delivered to the Initial Purchaser or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such Obligor to each Initial Purchaser as to the matters set forth therein.

Each Obligor acknowledges and agrees that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(c) and 5(d), counsel for the Obligors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Obligors and compliance by the Obligors with their agreements set forth herein, and each Obligor hereby consents to such reliance.

SECTION 2.Purchase, Sale and Delivery of the Securities.

(a)The Securities.  Each of the Issuers agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 98.5% of the principal amount thereof payable on the Closing Date, plus accrued interest, if any, from March 22, 2018 to the Closing Date, payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth. The Issuers shall not be obligated to deliver any of the Securities to be delivered hereunder except upon payment for all of the Securities to be purchased as provided herein.

(b)The Closing Date.  Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77007 (or such other place as may be agreed to by the Partnership and Merrill Lynch) at 9:00 a.m., Houston time, on March 22, 2018, or such other time and date as Merrill Lynch and the Partnership may mutually agree upon in writing (the time and date of such closing are called the “Closing Date”).

(c)Delivery of the Securities. On the Closing Date, the Issuers shall deliver, or cause to be delivered, through the facilities of the Depositary, to the Representative for the accounts of the several Initial Purchasers certificates for the

Notes against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor as set forth in Section 2(a) hereof.  The Notes shall be evidenced by one or more global securities in definitive form, registered in the name of Cede & Co., as nominee of the Depositary, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Merrill Lynch may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)Initial Purchaser as Qualified Institutional Buyers.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Obligors that:

(i)it has not offered or sold, and will not offer or sell, the Securities as part of its initial offering except (A) within the United States, to persons whom it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions pursuant to and meeting the requirements of Rule 144A, and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A and (B) outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S and, in each case, upon the terms and conditions set forth in Annex II to this Agreement;

(ii)it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act;

(iii)it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, or by any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act; and

(iv)it has not used, authorized use of, referred to, distributed or participated in the planning for use of, and will not use, authorize use of, refer to, distribute or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (A) the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum; (B) any written communication that contains either (1) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (2) “issuer information” that was included (including through incorporation by reference) in the Pricing Disclosure Package and the Final Offering Memorandum; (C) any written communication relating to or that contains the preliminary or final terms of the Securities or their offering or other information that was included (including through incorporation by reference) in the Pricing Disclosure Package or the Final Offering Memorandum; (D) any Additional Written Communication; or (E) any written communication prepared by such Initial Purchaser and approved by the Partnership in advance in writing.

Each Initial Purchaser acknowledges and agrees that the Obligors and, for purpose of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(c) and 5(d), counsel for the Obligors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and compliance by the Initial Purchasers with their agreements set forth herein, and each Initial Purchaser hereby consents to such reliance.

SECTION 3.Additional Covenants.  Each of the Obligors further covenants and agrees with each Initial Purchaser as follows:

(a)Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Additional Written Communications.  As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Partnership will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement and any other information that has been presented to the Representative or its counsel and as to which the Representative has not reasonably objected, except as contemplated in Section 3(b) below.  The Partnership will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement and shall not have reasonably objected in writing to such amendment or supplement.  The Partnership will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement and shall not have reasonably objected in writing to such amendment or supplement.  Before making, preparing, using, authorizing, approving or distributing any Additional Written Communication, the Partnership will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects in writing.

(b)Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Partnership will immediately notify the Representative thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the initial placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Partnership agrees to promptly prepare (subject to Section 3 hereof) and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements included or incorporated by reference in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of the Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Obligors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(c)Copies of the Offering Memorandum.  The Partnership agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d)Blue Sky Compliance.  Each of the Obligors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of such jurisdictions reasonably designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  Notwithstanding the foregoing sentence, none of the Obligors shall be required to qualify as a foreign corporation, limited liability company or partnership, as the case may be, or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, limited liability company or partnership, as the case may be.  The Obligors will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Obligors shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)Use of Proceeds.  The Issuers shall apply the net proceeds from the sale of the Securities sold by them in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f)The Depositary.  The Partnership will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)Additional Issuer Information.  Prior to the completion of the initial placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Partnership shall file, on a timely basis, with the SEC and the Nasdaq Global Market (the “Nasdaq”) all reports and documents required to be filed under Section 13 or Section 15 of the Exchange Act.  For so long as any of the Securities remain outstanding, and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time when the Partnership is not subject to Section 13 or Section 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Partnership shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information satisfying the requirements of Rule 144A(d)(4) under the Securities Act.

(h)Agreement Not To Offer or Sell Additional Securities.  During the period of 60 days following the date hereof, the Issuers will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuers having a tenor of more than one year or securities exchangeable for or convertible into debt securities of the Issuers (other than as contemplated by this Agreement).

(i)No Integration.  The Issuers agree that they will not and will cause their Affiliates not to make any offer or sale of securities of the Issuers of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Obligors to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j)No General Solicitation or Directed Selling Efforts.  The Issuers agree that they will not and will not permit any of their Affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Issuers will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k)No Restricted Resales.  During the period of one year after the Closing Date, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) that they control to resell any of the Securities that constitute “restricted securities” under Rule 144(a)(3) under the Securities Act that have been reacquired by any of them (other than pursuant to an effective registration statement under the Securities Act).

(l)Legended Securities.  Each certificate for a Note will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(m) Future Reports. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuers will, during any period in which the Partnership is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Representative, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by any of the Obligors of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.Payment of Expenses.  Each of the Obligors, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the original issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Obligors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents (except as otherwise stated therein), (v) all filing fees and expenses incurred by the Obligors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the jurisdictions reasonably designated by the Initial Purchasers (including, without limitation, reasonable fees and expenses of counsel for the Initial Purchasers related to such qualification and registration, and the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Security Documents and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”), if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Obligors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Obligors of their respective other obligations under this Agreement, (x) the filing fees and expenses associated with the assignment, creation and perfection of security interests, including, without limitation, pursuant to the Security Documents and the related UCC financing statements and Uniform Commercial Code, tax and judgment lien searches or equivalent reports or searches, and searches at the United States Patent and Trademark Office and (xi) one-half of all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation used for the purposes of the road show (with the Initial Purchasers to pay the remaining one-half of all expenses incident to the road show, including the cost of any chartered airplane or other transportation).  Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.Conditions of the Obligations of the Initial Purchasers.  The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Obligors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Obligors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)Accountants’ Comfort Letter.  On the date hereof, the Initial Purchasers shall have received from Ernst & Young LLP, the independent registered public accounting firm for the Partnership, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the Partnership’s financial information in the Pricing Disclosure Package and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the Partnership’s financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date.

(b)No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)there shall not have occurred any Material Adverse Change as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; and

(ii)there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Partnership or any of its securities or indebtedness by any

“nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(c)Opinion of Counsel for the Obligors.  On the Closing Date the Initial Purchasers shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Obligors, dated as of such Closing Date, substantially in the form attached hereto as Exhibit A-1.

(d)Opinion of Counsel for the Initial Purchasers.  On the Closing Date the Initial Purchasers shall have received the favorable opinion of Latham & Watkins LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e)Officers’ Certificate.  On the Closing Date, the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, the Chief Executive Officer or President of each Obligor and the Chief Financial Officer, the Chief Accounting Officer, any Senior or Executive Vice President or any Vice President of each Obligor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i)for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

(ii)the representations, warranties and covenants of the Obligors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) each of the Obligors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f)Indenture.  On the Closing Date, the Obligors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(g)[Reserved].

(h)Depositary.  The Securities shall be eligible for clearance and settlement through the facilities of DTC.

(i)Security Documents. The Obligors shall have executed and delivered perfection certificates dated as of the Closing Date (the “Perfection Certificates”) in form and substance reasonably satisfactory to the Initial Purchasers.  Except as otherwise provided for in the Security Agreement, the Indenture or the other documents entered into pursuant to the Transactions, the Representative and the Collateral Trustee shall have received each of the Security Documents, in form and substance reasonably satisfactory to the Initial Purchasers, and all other certificates, agreements or instru ments necessary to perfect the Collateral Trustee’s security interest in and lien on all of the Collateral, including but not limited to, control agreements, stock certificates accompanied by instruments of transfer and stock powers undated and endorsed in blank, Uniform Commercial Code financing statements in appropriate form for filing and filings with the United States Patent and Trademark Office and United States Copyright Office in appropriate form for filing; each such document required to be delivered at Closing executed by the Obligors and each other party thereto, and shall be in full force and effect, and evidence that all of the liens on the Collateral other than Permitted Liens or as otherwise provided in the relevant Security Document have been released.  The Representative shall also have received (i) copies of Uniform Commercial Code, tax and judgment lien searches or equivalent reports or searches, and a copy of searches at the United States Patent and Trademark Office, each of a recent date, listing all effective financing statements, lien notices or comparable documents that name the Obligors as debtor and that are required by the Perfection Certificates or that the Representative deem necessary or appropriate, none of which identify any security interests or liens that encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens) and (ii) acceptable evidence of payment or arrangements for payment by the Obligors of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

(j)Additional Documents.  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.Reimbursement of Initial Purchasers’ Expenses.  If this Agreement is terminated by the Representative pursuant to Section 5 or Section 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Obligors to perform any agreement herein or to comply with any provision hereof, the Obligors agree, jointly and severally, to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges but excluding wages and salaries paid by the Initial Purchasers.

SECTION 7.Offer, Sale and Resale Procedures.  Each of the Initial Purchasers, on the one hand, and each of the Obligors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made pursuant to and in reliance upon Regulation S upon the terms and conditions set forth in Annex II hereto, which Annex II is hereby expressly made a part hereof.

(b)No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Obligors for any losses, damages or liabilities suffered or incurred by the Obligors, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security by such Subsequent Purchasers.

SECTION 8.Indemnification.

(a)Indemnification of the Initial Purchasers.  Each of the Obligors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which each Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Obligors or otherwise permitted by Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are documented and reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that none of the Obligors shall be liable for any loss, claim, damage, liability, expense or other action to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Obligors may otherwise have.

(b)Indemnification of the Obligors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Obligors, each of their respective directors and officers, and each person, if any, who controls any of the Obligors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which any Obligor or any such director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser or otherwise permitted by Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Initial Purchaser expressly for use therein; and to reimburse each Obligor and each such director, officer, or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are documented and reasonably incurred by the Obligors or such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Obligors hereby acknowledges that the only information that the Initial Purchasers have furnished to the Obligors expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the fourth, ninth and tenth paragraphs and the second and third sentence of the fifth paragraph and the third sentence of the sixth paragraph under the caption “Plan of Distribution,” in  the Preliminary Offering Memorandum and the Final Offering Memorandum.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Merrill Lynch in the case of counsel representing the Initial Purchasers or their related persons, representing the indemnified parties who are parties to such action, or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.Contribution.  If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Obligors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Obligors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Obligors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.  The relative fault of the Obligors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Obligors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Obligors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the total discount and commissions received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each affiliate, director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director and officer of an Obligor, and each person, if any, who controls the Obligors with the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Obligors, as applicable.

SECTION 10.Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Issuers if at any time:  (i) trading or quotation in any of the Partnership’s securities shall have been suspended or materially limited by the SEC or by the Nasdaq, or trading in securities generally on either the Nasdaq or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the SEC or FINRA; (ii) a general banking moratorium shall have been declared by any of the federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, in each such case, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representative, there shall have occurred any Material Adverse Change.  Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Obligors to any Initial Purchaser, except that the Obligors shall be obligated to reimburse the expenses of Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Obligors, or (iii) any party hereto to any other party except that the provisions of Sections 8, 9 and 16 hereof shall at all times be effective and shall survive such termination.

SECTION 11.Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations and warranties of the Obligors and the several Initial

Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser (including any of its affiliates), the Obligors or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers: Merrill Lynch, Pierce, Fenner & Smith Incorporated 50 Rockefeller Plaza
New York, New York 10020
Facsimile: (212) 901-7897
Attention: High Yield Legal Department

with a copy to: Latham & Watkins LLP 811 Main Street, 37th Floor Houston, Texas 77002 Facsimile: 713-546-5401 Attention: J. Michael Chambers
If to the Obligors: CSI Compressco GP Inc.
CSI Compressco LP
24955 Interstate 45 North
The Woodlands, Texas 77380
Attention: Bass C. Wallace, Jr.
with a copy to: Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 Attention: David P. Oelman

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13.Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14.Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by Merrill Lynch on behalf of the Initial Purchasers, and any such action taken by Merrill Lynch shall be binding upon the Initial Purchasers.

SECTION 15.Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.Governing Law Provisions.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party hereto irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding , as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 17.Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the principal amount of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Initial

Purchasers shall fail or refuse to purchase Securities and the principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Partnership for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 16 hereof shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers or the Partnership shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17.  Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18.No Advisory or Fiduciary Responsibility.  Each of the Obligors acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Obligors, on the one hand, and the several Initial Purchasers, on the other hand, and the Obligors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Obligors or their respective Affiliates, equityholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Obligors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Obligors on other matters) or any other obligation to the Obligors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Obligors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Obligors hereby waive and release, to the fullest extent permitted by law, any claims that the Obligors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Obligors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 20.General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Obligors the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CSI COMPRESSCO LP
By:	CSI Compressco GP Inc., its General Partner
By:	/s/Joseph J. Meyer Name: Joseph J. Meyer Title: Treasurer
CSI COMPRESSCO FINANCE INC.
By:	/s/Joseph J. Meyer Name: Joseph J. Meyer Title: Treasurer
CSI Compressco sub, inc
By:	/s/Joseph J. Meyer Name: Joseph J. Meyer Title: Treasurer
CSI COMPRESSCO OPERATING LLC
By:	CSI Compressco LP, its sole member
By:	CSI Compressco GP Inc., Its General Partner
By:	/s/Joseph J. Meyer Name: Joseph J. Meyer Title: Treasurer

Signature Page to Purchase Agreement

CSI Compressco field Services International llc
By:	CSI Compressco Operating LLC, Its sole member
By:	CSI Compressco LP, its sole member
By:	CSI Compressco GP Inc., Its General Partner
	By:	/s/Joseph J. Meyer Name: Joseph J. Meyer Title: Treasurer
CSI Compressco International llc
By:	CSI Compressco Operating LLC, Its sole member
By:	CSI Compressco LP, its sole member
By:	CSI Compressco GP Inc., Its General Partner
	By:	/s/Joseph J. Meyer Name: Joseph J. Meyer Title: Treasurer
CSI Compressco holdings llc
By:	CSI Compressco Operating LLC, Its sole member
By:	CSI Compressco LP, its sole member
By:	CSI Compressco GP Inc., Its General Partner
	By:	/s/Joseph J. Meyer Name: Joseph J. Meyer Title: Treasurer

Signature Page to Purchase Agreement

CSI Compressco leasing llc
By:	CSI Compressco Operating LLC, Its sole member
By:	CSI Compressco LP, its sole member
By:	CSI Compressco GP Inc., Its General Partner
By:	/s/Joseph J. Meyer Name: Joseph J. Meyer Title: Treasurer
CSI Compressco leasing llc
By:	CSI Compressco Operating LLC, Its sole member
By:	CSI Compressco LP, its sole member
By:	CSI Compressco GP Inc., Its General Partner
By:	/s/Joseph J. Meyer Name: Joseph J. Meyer Title: Treasurer
CSI COMPRESSION HOLDINGS, llc
By:	CSI Compressco Sub Inc., its sole member
By:	/s/Joseph J. Meyer Name: Joseph J. Meyer Title: Treasurer
ROTARY COMPRESSOR SYSTEMS, INC.
By:	/s/Joseph J. Meyer Name: Joseph J. Meyer Title: Treasurer

Signature Page to Purchase Agreement

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Acting on behalf of itself and as the Representative of the several Initial Purchasers
By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ J. Lex Maultsby Name: J. Lex Maultsby Title: Managing Director

Signature Page to Purchase Agreement

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$ 262,500,000
J.P. Morgan Securities LLC	$ 87,500,000
Total	$350,000,000

EXHIBIT A-1

FORM OF OPINION OF VINSON & ELKINS L.L.P.

(1)The Partnership is a limited partnership, validly existing and in good standing under the laws of the State of Delaware. The Partnership has all limited partnership power and authority necessary for it to own, lease, operate and hold its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement and the Transaction Documents.

(2)Finance Corp. is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority necessary for it to own, lease, operate or hold its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement and the Transaction Documents.

(3)Each Guarantor is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware has corporate or limited liability company power and authority to own, lease, operate and hold its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum.

(4)Each of the Issuers and Guarantors has duly authorized, executed and delivered the Purchase Agreement.

(5)Each of the Issuers and Guarantors has duly authorized, executed and delivered each of the Purchase Agreement and the Transaction Documents to which it is a party, and, assuming due authorization, execution and delivery by the other parties thereto, each of the Transaction Documents (other than the Security Agreement) constitutes the valid and binding obligation of each of the Issuers and each Guarantor, which is a party thereto, enforceable against each of the Issuers and each Guarantor, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights, to general equity principles (regardless of whether such enforceability is considered in a proceeding of equity or law) and an implied covenant of good faith and fair dealing.

(6)Each of the Issuers has duly authorized, executed and delivered the Notes, and, assuming the Trustee has duly authenticated the Notes, each of the Notes constitutes the valid and binding obligation of each of the Issuers, enforceable against the Issuers in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights, to general equity principles (regardless of whether such enforceability is considered in a proceeding of equity or law) and an implied covenant of good faith and fair dealing.

(7)Each Guarantor has duly authorized the Guarantees. Assuming the Trustee has duly authenticated the Notes, each of the Guarantees constitutes the valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights, to general equity principles (regardless of whether such enforceability is considered in a proceeding of equity or law) and an implied covenant of good faith and fair dealing. In giving this opinion, we do not express any opinion as to the existence or adequacy of consideration received by the Guarantors for the Guarantees.

(8)The Notes, the Guarantees, the Indenture, and the Security Documents conform in all material respects as to legal matters to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(9)The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein.

(10)The execution and delivery by each of the Issuers and each Guarantor of the Purchase Agreement, the Notes, the Indenture and the Security Documents by each of the Issuers and each Guarantor, as applicable (including, but not limited to, the filing of any applicable financing statements pursuant to the Security Agreement), do not, and the performance by the Company and each Guarantor of its obligations thereunder will not (a) violate the provisions of the Organizational Documents, (b) result in any violation by the Company or any Guarantor of any Applicable Law (as defined below) or (c) breach or result in a default under the Applicable Contracts (as defined below), except, in the case of clauses (b) and (c) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

“Applicable Laws” means (i) with respect to the Partnership, the Delaware Revised Uniform Limited Partnership Act, (ii) with respect to CSI Compressco Sub Inc., Finance Corp. and Rotary Compressor Systems, Inc., the Delaware General Corporation Law, (iii) with respect to CSI Compression Holdings, LLC, CSI Compressco Operating LLC, CSI Compressco Holdings, LLC, CSI Compressco Leasing LLC, CSI Compressco International LLC and CSI Compressco Field Services International LLC, the Delaware Limited Liability Company Act and (iv) those laws of the States of New York and the United States of America and the rules and regulations adopted thereunder that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents. Furthermore, the term “Applicable Laws” does not include, and we express no opinion with regard to (a) any state or federal laws, rules or regulations relating to: (i) pollution or protection of the environment; (ii) zoning, land use, building or construction; (iii) occupational, safety and health or other similar matters; (iv) labor and employee rights and benefits, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended; (v) the regulation of energy or utilities; (vi) antitrust and trade regulation; (vii) tax; (viii) except as specifically set forth in paragraphs (11) and (17) below, securities: (ix) corrupt practices, including, without limitation, the Foreign Corrupt Practices Act of 1977; (x) copyrights, patents and trademarks; (xi) communication, telecommunication or similar matters; (xii) the USA Patriot Act of 2001 and the rules, regulations and policies promulgated thereunder, or any foreign assets control regulations of the

United States Treasury Department or any enabling legislation or orders relating thereto; and (xiii) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and (b) any laws, rules or regulations of any county, municipality or similar political subdivision or any agency or instrumentality thereof.

“Applicable Contracts” means any material contract, as amended or restated as of the date hereof, filed or incorporated by reference as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017, or any Current Report on Form 8-K filed subsequent to the latest filed Form 10-K.

(11)None of the Issuers and the Guarantors is or, after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom as described in the Pricing Disclosure Package and the Final Offering Memorandum, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(12)No Governmental Approval (as defined below) that has not been obtained or taken and is not in full force and effect, is required to be obtained or taken by any of the Issuers or any Guarantor to authorize, or is required in connection with the execution and delivery by the Partnership or any Guarantor of the Purchase Agreement, the Notes, the Indenture, and the Security Documents or the performance by the Issuers or any of the Guarantors of its obligations thereunder except (a) the filing of the UCC Financing Statements, (b) Governmental Approvals not required to consummate the transactions occurring on the date hereof but required to be obtained or made after the date of this opinion letter to enable the Partnership and the Guarantors to comply with requirements of Applicable Law including those required to maintain existence and good standing of the Partnership and the Guarantors and (c) such Governmental Approvals which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect.

“Governmental Approvals” means any consent, approval, license or authorization of, or filing, recording or registration with, any Governmental Authority (as defined below) pursuant to any Applicable Laws (as defined in paragraph (10) above).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(13)The Security Agreement constitutes the valid and binding obligation of each of the Issuers and each Guarantor party thereto, enforceable against each such Issuer and each Guarantor in accordance with its terms under the laws of the State of New York.

(14)The provisions of the Security Agreement are effective to create in favor of the Collateral Trustee to secure the Secured Obligations (as defined therein) a valid security interest in all of each Issuer’s and each of the Guarantor’s right, title and interest in and to that portion of the Collateral (as defined therein) in which a security interest may be created under Article 9 of the NY UCC (the “Article 9 Collateral”).

(15)To the extent that the filing of a financing statement can be effective to perfect a security interest in the Article 9 Collateral under  the Uniform Commercial Code as in effect in the State of Delaware (the “DE UCC”), the security interest in favor of the Collateral Trustee in that portion of the Article 9 Collateral described in the applicable DE Financing Statement will be perfected upon the proper filing of such DE Financing Statement in the Office of the Secretary of State of the State of Delaware. For purposes of our opinions set forth in this paragraph 15, we have based such opinions solely on our review of the generally available compilations of Article 9 of the DE UCC as in effect on the date hereof, and we have not reviewed any other laws of the State of Delaware or the State of Texas or retained or relied on any opinion or advice of Delaware counsel.

(16)With respect to that portion of the Article 9 Collateral consisting of the certificates representing the shares or units identified on a schedule attached hereto (the “Certificated Securities”), upon delivery to and possession by the Collateral Trustee in the State of New York of the Certificated Securities which are in registered form, issued or indorsed in the name of the Collateral Trustee or in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective endorsement, the security interest of the Collateral Trustee therein is perfected by “control” (within the meaning of Section 8-106 of the NY UCC)

(17)Based upon and assuming the accuracy of the representations and warranties in the Purchase Agreement, the compliance with the conditions and covenants in the Purchase Agreement, and the compliance with the procedures set forth in the Final Offering Memorandum, it is not necessary in connection with (a) the issuance and sale to the Initial Purchasers of the Notes pursuant to the Purchase Agreement or (b) the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Offering Memorandum pursuant to Rule 144A under the Securities Act, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent offer or resale of any Notes.

In addition, we have participated in conferences with officers and other representatives of the Issuers and the Guarantors, their independent public accountants, the Initial Purchasers and their representatives and other counsel at which conferences the contents of the Pricing Disclosure Package and the Final Offering Memorandum and related matters were discussed. While we have not undertaken to determine independently, are not passing upon and do not assume any responsibility for, or express any opinion regarding the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Final Offering Memorandum (except as expressly provided in paragraphs (8) and (9) above), based upon the participation described above (relying as to factual matters with respect to the determination of materiality to the extent we deem reasonable upon statements of fact made to us by the Issuers and the Guarantors), nothing has come to our attention to cause us to believe that: (a) the Pricing Disclosure Package, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (b) the Final Offering Memorandum, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In making the foregoing statement, however, we do not express any comment or belief with respect to the financial statements and notes and related schedules and other financial and accounting data contained in, incorporated by reference into or omitted from the Pricing Disclosure Package or the Final Offering Memorandum.

ANNEX I

Pricing Supplement

Supplement dated March 8, 2018 to

Preliminary Offering Memorandum dated March 5, 2018

$350,000,000

CSI Compressco LP

CSI Compressco Finance Inc.

7.500% Senior Secured First Lien Notes due 2025

This Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated March 5, 2018 (the “Preliminary Offering Memorandum”) of CSI Compressco LP and CSI Compressco Finance Inc. (collectively, the “Issuers”). The information in this Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used herein and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The notes are not transferable except in accordance with the restrictions described under “Notice to Investors” in the Preliminary Offering Memorandum.

Title of Securities:	7.500% Senior Secured First Lien Notes due 2025 (the “notes”)
Aggregate Principal Amount:	$350,000,000
Gross Proceeds:	$350,000,000
Final Maturity Date:	April 1, 2025
Issue Price:	100.00%, plus accrued interest, if any, from March 22, 2018
Coupon:	7.500%
Yield to Maturity:	7.500%
Interest Payment Dates:	Semi-annually in arrears on each April 1 and October 1, commencing October 1, 2018
Record Dates:	March 15 and September 15 of each year

Optional Redemption:

On and after April 1, 2021, the Company may redeem all or a part of the notes, from time to time, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest on the notes redeemed to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

	Year	Optional Redemption Price
	2021	105.625%
	2022	103.750%
	2023	101.875%
	2024	100.0000%

Optional Redemption with Equity Proceeds:

Prior to April 1, 2021, the Company may on any one or more occasions redeem up to 35% of the principal amount of the notes with an amount of cash not greater than the amount of the net cash proceeds from one or more Equity Offerings at a redemption price equal to 107.500% of the principal amount thereof, plus accrued and unpaid interest on the notes redeemed to, but not including, the redemption date; provided that (1) at least 65% of the aggregate principal amount of the notes issued on the Issue Date (excluding notes held by the Company and its Subsidiaries) remains outstanding after each such redemption; and (2) the redemption occurs within 180 days after the closing of such Equity Offering.

Make-Whole Redemption:

At any time and from time to time prior to April 1, 2021, the Company may, at its option, redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium with respect to the notes plus accrued and unpaid interest thereon to, but not including, the redemption date.

Change of Control:	101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the payment date
Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC
Trade Date:	March 8, 2018
Settlement Date:	March 22, 2018 (T+10)
Use of Proceeds:

The Issuers intend to use the net proceeds from the offering of the notes (i) to repay in full and terminate the Partnership’s existing revolving credit facility and (ii) for general partnership purposes, including the expansion of the Partnership’s compression fleet.

Distribution:	144A and Regulation S

CUSIP/ISIN Numbers:	144A CUSIP: 12652H AA6 144A ISIN: US12652HAA68 Regulation S CUSIP: U1289B AA0 Regulation S ISIN: USU1289BAA09
Trustee:	U.S. Bank National Association

_________________________________________________

Other Changes to the Preliminary Offering Memorandum

•	Under the heading “Description of Notes—Certain Definitions,” the following definition on page 152 of the Preliminary Offering Memorandum is hereby amended as follows:

“Junior Lien Debt” means any Indebtedness (other than intercompany Indebtedness owing to the Company or any of its Subsidiaries) of an Issuer or any Guarantor (including any Permitted Refinancing Indebtedness in respect thereof to the extent permitted by the Intercreditor Agreement or the indenture) that is incurred under clause~~s~~ (5), ~~or~~ (6) or (16) of the definition of “Permitted Debt,” is secured by a Junior Lien and is also permitted to be incurred and so secured under each applicable Junior Lien Document; provided that, in the case of any Indebtedness referred to in this definition:

[. . .]

•	Under the heading “Description of Notes—Certain Definitions,” the following definition on page 162 of the Preliminary Offering Memorandum is hereby amended as follows:

“Priority Lien Debt” means (a) the notes issued on the Issue Date and any related Note Guarantees and (b) any additional notes and any other Indebtedness incurred pursuant to clause (2)(b)~~,~~ or (5) ~~or (16)~~ (insofar as such Indebtedness incurred under clause (5) refunds, refinances, extends, replaces, renews or defeases Indebtedness originally incurred under clause~~s~~ (2) ~~or (16)~~) of the definition of “Permitted Debt” (and any guarantees thereof) that are secured equally and ratably with the Priority Lien Obligations by a Priority Lien that is permitted to be incurred and so secured under the terms of each applicable Priority Lien Document; provided, in the case of any additional Indebtedness referred to in this clause (b), that:

[. . .]

This material is confidential and is for your information only and is not intended to be used by anyone other than you.  This information does not purport to be a complete description of these securities or the offering.  Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed solely to persons reasonably believed to be Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and outside the United States solely to non-U.S. persons as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX II

Resale Pursuant to Regulation S or Rule 144A.  Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act.  Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.